Exhibit 5.1

Wexler, Burkhart, Hirschberg &Unger, LLP

377 Oak Street

Garden City, NY 11530

April 20, 2018

Delcath Systems, Inc.

1633 Broadway

22nd Floor, Suite C

New York, NY 10019

Ladies and Gentlemen:

We have acted as counsel to Delcath Systems, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale of (x) up to 250,000,000 Series A units (the “Series A Units”) (each consisting of a share of common stock of the Company and a Series D warrant to purchase up to two shares of common stock), 250,000,000 shares of common stock of the Company, par value $0.01 per share (the “Shares”) and Series D warrants to purchase 500,000,000 shares of common stock (the “Warrants”); and (y) up to 250,000,000 Series B units (the “Series B Units”), each consisting of a pre-funded warrant to purchase shares (each, a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”), and Series D Warrants, each to purchase up to two shares of common stock; and any shares issuable upon exercise of the Pre-funded Warrants (the “Pre-Funded Warrant Shares”; the Series A Units, Shares, Warrants, Series B Units, Pre-Funded Warrants and Pre-Funded WarrantShares are collectively referred to herein as the “Securities”), issued by the Company. The Securities are to be sold by the Company pursuant to a Placement Agency Agreement (the “Placement Agency Agreement”) to be entered into by and between the Company and Roth Capital Partners LLC the form of which is filed as Exhibit 1.1 to the Registration Statement. As noted in the Prospectus, for each Series B Unit sold, the number of Series A Units sold will be decreased on a one-for-one basis.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein, (ii) the Company’s certificate of incorporation, as amended to date, (iii) the Company’s by-laws, as amended to date, and (iv) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that I have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies.

Based upon and subject to the foregoing and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. the Securities have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Placement Agency Agreement, will be validly issued, fully paid and nonassessable;

2. the Warrants and Pre-Funded Warrants have been duly authorized for issuance, and, when issued, delivered and paid for in accordance with the terms of the Placement Agency Agreement, will be validly issued and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability; and

3. the Pre-Funded Warrant Shares have been duly authorized, and when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

We express no opinion other than as to the federal laws of the United States of America, the laws of New York State, and the Delaware General Corporation Law (also including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the forgoing). We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are “experts” under the Securities Act or under the rules and regulations of the Commission relating thereto with respect to any part of the Registration Statement.

Very truly yours,

/s/ Jolie G. Kahn, Esq.